Exhibit 10.4

Execution version

Dated              2010

SGS PACKAGING EUROPE HOLDINGS LIMITED

SGS PACKAGING EUROPE LIMITED

MCG GRAPHICS LIMITED

(as Chargors)

in favour of

UBS AG, STAMFORD BRANCH

(as Canadian Collateral Agent)

Supplemental Debenture

SUPPLEMENTAL DEBENTURE

THIS SUPPLEMENTAL DEBENTURE is made by way of deed on	2010

BETWEEN

(1)	SGS PACKAGING EUROPE HOLDINGS LIMITED, a company incorporated in England and Wales with registered number 05429840 and whose registered office is at Citadel Trading Park, Garrison Road, Hull HU9 1TQ (“SGS Holdings”);

(2)	SGS PACKAGING EUROPE LIMITED, a company incorporated in England and Wales with registered number 00631503 and whose registered office is at Citadel Trading Park, Garrison Road, Hull HU9 1TQ (“SGS”);

(3)	MCG GRAPHICS LIMITED, a company incorporated in England and Wales with registered number 05473088 and whose registered office is at Citadel Trading Park, Garrison Road, Hull HU9 1TQ (“MCG”, together with SGS Holdings and SGS, the “Chargors” and each a “Chargor”); and

(4)	UBS AG, STAMFORD BRANCH, as agent and trustee for itself and each of the Secured Parties (as defined below) (the “Canadian Collateral Agent”).

PREAMBLE

(a)	Certain parties entered into a credit agreement dated as of 30 December 2005 and made between, among others, SGS International, Inc., Southern Graphic Systems – Canada, Co./Systemes Graphiques Southern – Canada, Co., the Guarantors, as defined in the Credit Agreement, the Lenders, as defined in the Credit Agreement, UBS Securities LLC and Lehman Brothers Inc., as joint arrangers and joint bookmanagers, UBS, as issuing bank, US administrative agent, US collateral agent and Canadian collateral agent, Lehman Brothers Inc., as syndication agent, CIT Lending Services Corporation, as documentation agent, National City Bank, as Canadian administrative agent and UBS Loan Finance LLC, as swingline lender (the “Original Credit Agreement”).

(b)	Pursuant to the terms of the Original Credit Agreement, SGS Holdings executed a debenture dated 30 December 2005 (the “Original Debenture”), each of SGS and MCG executed an accession to the Original Debenture dated 27 January 2006, pursuant to which each Chargor granted in favour of the Canadian Collateral Agent for itself and each of the Secured Parties first ranking security interests over all or substantially all of its assets and undertaking.

(c)	The Original Credit Agreement has been amended by an amendment and restatement agreement between the parties to the Original Credit Agreement (and, where appropriate, their successors or assigns) dated on or about the date of this Supplemental Debenture (the “Amendment and Restatement Agreement”).

(d)	To supplement the Original Debenture to reflect the Amendment and Restatement Agreement, each Chargor and the Canadian Collateral Agent have agreed to enter into this Supplemental Debenture.

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IT IS AGREED as follows:

1.	INTERPRETATION AND CONSTRUCTION

(a)	“Secured Obligations” means the Canadian Obligations, except for any money, obligation or liability which, if it were so included, would cause the infringement of section 678 of the Companies Act 2006.

(b)	Words and expressions defined in the Original Debenture have, unless expressly defined in this Supplemental Debenture or the context requires otherwise, the same meaning in this Supplemental Debenture.

(c)	The provisions of clauses 1.2 to 1.16 of the Original Debenture apply to this Supplemental Debenture as though they were set out in full in this Supplemental Debenture except that references to the Original Debenture are to be construed as references to this Supplemental Debenture and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Original Debenture, shall be construed accordingly.

2.	PAYMENT OF THE SECURED OBLIGATIONS

(a)	Each Chargor hereby unconditionally and irrevocably, as primary obligor and not merely as surety, covenants with the Canadian Collateral Agent (acting as agent and trustee as aforesaid) that it will on demand pay or discharge the Secured Obligations on the due date therefor in the manner provided in the relevant Loan Document.

(b)	Save to the extent otherwise agreed, interest may be added by the Canadian Collateral Agent to any amount which shall remain unpaid on the due date for payment therefor from such due date until payment in full at the Default Rate applicable to the relevant outstanding Secured Obligations under the Loan Documents.

(c)	Within ten Business Days of receiving a demand, each Chargor shall pay all fees, costs and expenses (including legal fees and any value added tax) properly incurred from time to time in connection with the enforcement of or preservation of rights under this Supplemental Debenture by the Canadian Collateral Agent, or any Receiver, attorney, manager, trustee or any other person appointed by the Canadian Collateral Agent under this Supplemental Debenture or by statute.

3.	CHARGING CLAUSE

3.1	Specific Charges

Subject to clause 3.4 of the Original Debenture, each Chargor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby charges in favour of the Canadian Collateral Agent (acting as agent and trustee as aforesaid) (or, if the Canadian Collateral Agent so chooses, its nominee) for the benefit of the Secured Parties the following assets, both present and future, from time to time owned by it or in which it has an interest:

(a)	by way of first legal mortgage all of its Property together with all buildings and fixtures (including trade fixtures) thereon and/or the proceeds of sale thereof and by way of first fixed charge all future Property and any other Property not effectively charged by way of first legal mortgage in each case together with all buildings and fixtures (including trade fixtures) thereon and all proceeds of sale thereof;

(b)	by way of first equitable mortgage, all of its Securities and, if and to the extent not effectively assigned by Clause 3.3, all Related Rights relating to such Securities;

(c)	by way of first fixed charge:

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(i)	its Intellectual Property, including all fees and royalties derived from the Intellectual Property;

(ii)	its Licences and all deeds and documents from time to time relating to the Collateral;

(iii)	its goodwill and its uncalled share capital both present and future;

(iv)	if and to the extent not effectively assigned by Clause 3.3, all of its rights, title and interest in and to (and claims under) the Policies and to any statutory or other compensation monies (including the proceeds of any defective title, restrictive covenant or other indemnity policy or covenant relating to its Property) arising for its benefit for interference with the use and/or enjoyment of its Property or the curtailment of any easement, right or benefit relating thereto and all other compensation monies from time to time received by it in respect of its Property;

(v)	all of its rights, title and interest in and to all chattels from time to time hired, leased or rented by it to any other person together, in each case, with the benefit of the related hiring, leasing or rental contract and any guarantee, indemnity or other security for the performance of the obligation of any person under or in respect of such contract;

(vi)	all rights in relation to or under and all benefits of, any covenants for title given or entered into by any of its predecessors in title to its Property, all proceeds of a capital nature in relation to the disposal of its Property, the benefit of any contract for the sale, letting or other disposal of its Property and all present and future options to renew all leases or purchase all reversions (whether or not freehold) from time to time in relation to its Property;

(vii)	the benefit of all of its rights and claims against all lessees from time to time of the whole or any parts of its Property and all guarantors and sureties for the obligations of such lessees and against all persons who are under any obligation to it in respect of any works of design, construction, repair or replacement to, on or about its Property;

(viii)	its Equipment (whether from time to time in or on the Property (and not comprised in the Property) or otherwise) and the benefit of all of its rights and claims against any person in respect of the design, construction, repair or replacement of the same;

(ix)	all of its rights (including against third parties) and benefits in and to the Receivables, to the extent that they do not fall within any other paragraph of this Clause 3.1;

(x)	all of its rights and benefits in and to the Receivables Accounts and all monies standing to their credit;

(xi)	so far as permitted under the relevant document, its rights, title and interest in and to all contracts, agreements or warranties affecting or in any way relating to the Collateral and the benefit of all related rights and remedies; and

(xii)	any beneficial interest, claim or entitlement it has in any pension fund.

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3.2	Floating Charge

Each Chargor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby charges to the Canadian Collateral Agent (acting as agent and trustee as aforesaid) for the benefit of the Secured Parties by way of first floating charge all of its undertakings, property, assets and rights, whatsoever and wheresoever, both present and future (save insofar as any of the same shall for the time being be effectively mortgaged or charged by way of first fixed charge under the provisions of Clause 3.1 or assigned by way of security under the provisions of Clause 3.3). The floating charge created by each Chargor pursuant to this Clause 3.2 is a “qualifying floating charge” for the purposes of paragraph 14.2(a) of Schedule B1 to the Insolvency Act and paragraph 14 of Schedule B1 to the Insolvency Act shall apply to this Debenture.

3.3	Assignments by way of Security

Subject to clause 3.4 of the Original Debenture, each Chargor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby assigns absolutely (in each case to the fullest extent capable of assignment) by way of security to the Canadian Collateral Agent (acting as agent and trustee as aforesaid) for the benefit of the Secured Parties all of its present and future rights, title and interest in and to:

(a)	all of its rights in respect of the Policies (including without limitation any proceeds therefrom);

(b)	the Receivables (to the extent not effectively charged by way of fixed charge pursuant to Clause 3.1);

(c)	each Receivables Account maintained by it and any monies from time to time standing to the credit of any such account or any other account maintained with the Canadian Collateral Agent into which the proceeds of Receivables are paid (to the extent not effectively charged by way of fixed charge pursuant to Clause 3.1);

(d)	the Related Rights; and

(e)	all of its rights in respect of any Contract together with all monies which at any time may be or become payable to it pursuant thereto and the proceeds of any claims, awards and judgments which may at any time be receivable or received by it pursuant thereto.

4.	INCORPORATION OF PROVISIONS OF THE ORIGINAL DEBENTURE

The provisions of clause 4 to clause 24 (inclusive) of the Original Debenture shall be deemed to be incorporated into this Supplemental Debenture with all necessary modifications as if they were set out in full in this Supplemental Debenture.

5.	CONTINUATION

(a)	The Original Debenture will remain in full force and effect as supplemented by this Supplemental Debenture. From the date of this Supplemental Debenture, the Original Debenture and this Supplemental Debenture shall be read and construed together.

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(b)	This security is to be in addition to and shall neither merged in nor in any way exclude or prejudice or be affected by any other security or right which the Canadian Collateral Agent and/or any other Secured Party may now or after the date of this Supplemental Debenture hold for any of the Secured Obligations and this security may be enforced against the Chargor without first having recourse to any other rights of the Canadian Collateral Agent or any other Secured Party.

(c)	To the extent that any perfection requirement or obligation to deliver original documents or notices or other documents or communications under this Supplemental Debenture has been satisfied or delivered (as applicable) by any Chargor in accordance with the terms of the Original Debenture, it is deemed to have been satisfied or delivered (as applicable) under this Supplemental Debenture.

6.	GOVERNING LAW

(a)	This Supplemental Debenture and any non-contractual obligations arising out of or in connection with it and the rights and obligations of the parties to this Supplemental Debenture are governed by and shall be construed in accordance with English law.

(b)

(i)	Each Chargor agrees for the benefit of the Canadian Collateral Agent that the courts of England shall have jurisdiction to hear and determine, any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Supplemental Debenture and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(ii)	Each Chargor irrevocably waives any objection which it might now or hereafter have to the courts referred to in paragraph (i) above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Supplemental Debenture and agrees not to claim that any such court is not a convenient or appropriate forum at its registered office from time to time.

(iii)	The submission to the jurisdiction of the courts referred to in paragraph (i) above shall not (and shall not be construed so as to) limit the right of the Canadian Collateral Agent to take proceedings against any Chargor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

IN WITNESS whereof this Supplemental Debenture has been duly executed as a deed on the date first above written.

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SIGNATORIES

THE CHARGORS

EXECUTED as a DEED

by SGS PACKAGING EUROPE HOLDINGS LIMITED

acting by

/s/ Luca Naccarato
Director

in the presence of

Witness Signature:	/s/ Bonnie Witney

Witness Name:	Bonnie Witney

Witness Address:	625 Evans Ave.

Toronto Ont M8W 2W5

Occupation:	Recep/Admin

EXECUTED as a DEED

by SGS PACKAGING EUROPE LIMITED

acting by

/s/ Luca Naccarato
Director

in the presence of

Witness Signature:	/s/ Bonnie Witney

Witness Name:	Bonnie Witney

Witness Address:	625 Evans Ave.

Toronto Ont M8W 2W5

Occupation:	Recep/Admin

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EXECUTED as a DEED

by MCG GRAPHICS LIMITED

acting by

/s/ Luca Naccarato
Director

in the presence of

Witness Signature:	/s/ Bonnie Witney

Witness Name:	Bonnie Witney

Witness Address:	625 Evans Ave.

Toronto Ont M8W 2W5

Occupation:	Recep/Admin

THE CANADIAN COLLATERAL AGENT

EXECUTED as a DEED
by UBS AG, STAMFORD BRANCH acting by its duly authorised signatory:

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